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November 15, 2010

To our Stockholders:

This is my first letter to you.  I am excited about the turnaround that has taken place at LGL.  I am equally excited about the future and what it may hold.   The global recession that began in 2008 and continued throughout 2009 had a major impact on our financial performance, but it also brought with it the urgency for change.  During the first half of 2009, our strategy and focus was to drive structural cost out of the enterprise without impairing the Company’s ability to serve customers, to develop new products, and to remain opportunistic to grow revenues.  Sequential quarters of revenue growth, solid earnings, and record backlogs reported during Q4 2009 and the first half of 2010 are evidence that our strategies and efforts were sound.

As we finish 2010 and look ahead toward 2011, our customer and technology positions remain strong, the Telecommunications Infrastructure and MISA (Military-Instrumentation-Space-Avionics) Communications market segments that we service are forecasting growth, and LGL will begin 2011 with a revitalized outlook and a significantly improved balance sheet.

FY 2009 and H1 2010 in Review

Q4 2008 saw a sharp decline in new orders, both for the Company and the economy in general, signaling a difficult recessionary period ahead.  With the rapid slowdown of new orders, the Company took immediate actions to accelerate its efforts to reduce structural costs through right-sizing, realigning, and streamlining its operations.  The Company’s goal was to reposition itself to better serve customers while significantly reducing its overall cost base.  In addition to the structural and operational changes, a complete changeover in senior management also took place in 2009.  In February, the Board of Directors brought in Hans Wunderl, who became our interim Chief Operating Officer, to oversee the process of setting the Company back on the path to profitability.  My appointment to Chief Executive Officer followed in July 2009, and then we completed the senior management changes by bringing on a new principal financial officer, LaDuane Clifton, in August 2009.

While it can be a difficult decision to eliminate jobs and cut costs, it was essential to make those changes to survive the recession.  While revenues for FY 2009 decreased to approximately $31,300,000 and gross profits decreased to $7,400,000, working capital also reached a low of approximately $5,400,000 at the end of Q4 2009.   Our efforts resulted in a reduction of more than $4,000,000 in structural costs.

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The beginning of the turnaround in the Company’s performance became apparent in Q4 2009 as we began to realize significant sequential improvement in our business fundamentals.  Revenue began to grow again, reaching $9,200,000 and $10,700,000 for Q4 2009 and Q1 2010, respectively.  Q2 2010 revenues reached a quarterly record of $12,500,000.  Over the same three quarters, we also began seeing the gains from the operating efficiencies that we had worked to put in place, realizing improvements in gross margins to 31.6% and 34.1% for Q4 2009 and Q1 2010, respectively, and then another quarterly record for Q2 2010, with gross margins of 36.2%.  Structural costs reached an all-time low in Q4 2009 and have been maintained at that level throughout the first half of 2010.

As a result of the hard work and our continuing focus on operational improvement, the Company has returned to profitability, reporting net income of $330,000, $1,070,000 and $2,180,000 for Q4 2009, Q1 2010 and Q2 2010, respectively.  Earnings per share for the same three quarters were $0.15, $0.48, and $0.97, respectively.  The improved earnings also had a positive impact on the Company’s balance sheet, as working capital grew to approximately $8,800,000 at the end of Q2 2010.  In addition, the Company’s order backlog, which represents firm orders that are expected to be shipped within the next twelve months, reached a record level of approximately $14,400,000 at the end of Q2 2010.

Launching New Technology

Sustained organic growth can only be achieved by developing new products for our customers.  Our strategy includes continuing to invest in highly-engineered products.    We have focused our research and development efforts on technologies that increase the complexity of our product portfolio and move it further up in the value chain, which is a key element in growing stockholder value.

During the second half of FY 2009, our investments in design engineering led to an expansion of our cavity filter product offerings for the MISA market segment and were well received.  Specifically, we won new contracts with end-use application in the Homeland Security and Public Safety sectors.  These contracts made significant contributions to revenue during the first half of 2010.  Repeat orders for this technology have already been received.

We enjoyed benefits from significant design engineering investment in our timing device product lines as we successfully launched production of an ultra-precise device known as a double-oven oscillator.  There are applications for this technology in both the Telecom and MISA market segments, and this technology is an essential building block in our efforts to become a module and subsystem supplier.   Specific contracts were won during the second half of 2009 with end-use applications within military systems in support of anti-terror efforts.  These contracts also had a significant impact on revenues during the first half of 2010, and additional orders are anticipated.

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Looking ahead, design efforts are continuing on a number of fronts, including development of small format ASIC-based timing devices for very precise timing applications.  These cutting edge components will serve as a building block for a host of new products.  This investment of design engineering resources should bring new product opportunities for both the Telecom and MISA market segments.

Improving Flexibility

As our markets recover and investments in new technology are required, a careful eye toward managing costs across the enterprise is essential.  Our management team remains vigilant in seeking methods of driving waste and process inefficiency out of our operations and our supply chain.  I am personally committed to reducing structural costs while improving our overall operating flexibility.  To mitigate risk, we must build a flexible organization that can maintain profitability even through unexpected down cycles.  In addition, we are focusing our capital investments on developing state of the art design engineering expertise and reinforcing a sales force with strong customer positions that can be further leveraged.

Improving our financial flexibility is another key element to sustaining solid business performance.  Significant progress has been made in overall working capital levels largely by posting sequential quarters with earnings, generating cash from operations, and reducing the Company’s debt.   It is our intent to continue to improve our financial flexibility seeking to simplify the requirements of our remaining credit facilities, and by raising equity capital.

Looking Forward H2 2010 and FY 2011

The Company entered into 2010 with a record backlog, a very strong customer base, growing markets, and a significantly improved operating cost base.  To date, we have reaped the promise of these indicators in the first of half of 2010.  We expect to finish FY 2010 overall much stronger than the prior few years and enter FY 2011 positioned for further success.  For our customers, our stockholders, and our talented employees, it is critical that we deliver consistent financial performance.  Credibility is only earned by demonstration, and not through words alone.

As we look ahead, we have defined four pillars for growth, which include:  (i) organic investment into our core components business, which represents the potential to increase supply capacities; (ii) joint venture investments that will allow us to gain access to intellectual property or new technology that will spur further growth higher into the product value chain, or to diversify and expand our supply capacity; (iii) merger and acquisition opportunities involving companies that are engineering-centric and produce custom order products at a low volume, and therefore provide synergy in combination with our core business; and (iv) exploration of greenfield opportunities that have the capability to bring new markets, new customers and diverse new technologies to the Company.

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The strengths of our operating platform continue to be our ability to engineer precision devices, our ability to service blue chip OEM customers as preferred suppliers by providing them a wide offering of frequency control products, our military-cleared supply chain that supports both hardware and software, and a worldwide operating base for sales, engineering, and manufacturing.

We are pleased that the improvement in business fundamentals has been recognized by the investment community.  It is management’s intent to continue to create stockholder value by growing our operating platform, aligning senior management incentives with longer term value creation, and by broadening the existing stockholder base.  All of these items are an active part of our strategy for the Company.

2010 Annual Meeting

Please accept my personal invitation to attend our 2010 Annual Meeting in person on December 15, 2010, in New York, New York.  I look forward to the opportunity of seeing many of you and sharing further insight on our strategies for growth.

As always, I want to thank all of our employees, associates and leaders for staying focused through a very difficult, but exciting time.  Their commitment to excellence and their passion for delivering quality customer service have been a fundamental part of the Company’s turnaround.

I want to thank our loyal customers for their patronage and feedback, both good and bad; constructive feedback provides us the opportunity to improve.

Finally, I thank all of you, our stockholders for continuing to support us with your investments.  Our goal is to create stockholder value through strategic growth and sustained gains in operating performance.

Respectfully,

/s/ Gregory P. Anderson

Gregory P. Anderson
President and Chief Executive Officer

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